EXHIBIT 4.2


The Unitholders, Sponsor and Trustee
Voyager Tax-Exempt Trust, Series 3

We consent to the use of our report included herein and to the reference to our firm under the heading "OTHER MATTERS - Independent Auditors" in the Prospectus.

                                                       /s/ KPMG Peat Marwick LLP
                                                           KPMG Peat Marwick LLP

Minneapolis, Minnesota
May 18, 1995